Exhibit 10.1

AMENDMENT
TO THE
CARMAX, INC. BENEFIT RESTORATION PLAN

WHEREAS, CarMax, Inc. (the “Company”) maintains the CarMax, Inc. Benefit Restoration Plan (the “Plan”) for the benefit of a select group of its management employees;

WHEREAS, pursuant to Plan Section 6.1, the Company has the authority to amend the Plan at any time;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the amendment of the Plan to freeze participation and benefit accruals effective December 31, 2008; and

WHEREAS, the Board has authorized and directed the Chief Executive Officer or the Chief Financial Officer of the Company to implement changes to the Plan to freeze participation and benefit accruals effective December 31, 2008.

NOW THEREFORE BE IT RESOLVED, that the Plan is amended, effective January 1, 2009, as follows:

I.           The Introduction is amended to replace the last sentence of the first paragraph to read as follows:

This amendment and restatement is effective January 1, 2009, and reflects the amendment effective December 31, 2008, to cease additional benefit accruals of all Plan Participants effective as of December 31, 2008, and to limit participation in the Plan to those individuals who were Plan Participants as of December 31, 2008.

II.           Plan section 1.3(d) is amended to add the following sentence to the end thereof:

The Effective Date of this amendment and restatement is January 1, 2009.

III.           Plan sections 2.1 and 2.2 are amended to add the following sentence to the end of each:

Effective January 1, 2009, no individual can become a Participant who was not already a Participant on December 31, 2008.

IV.           Plan section 3.1 is amended to add the following new subjection (d):

(d)           Effective January 1, 2009, no years of Benefit Service after December 31, 2008, will be counted under the Plan for purposes of accruing a Supplemental Benefit.  Participants who are employed on December 31, 2008, and who continue to be employed after such date shall earn additional years of Benefit Service under this Plan section solely for purposes of eligibility to receive the Supplemental Benefit earned by such Participant as of December 31, 2008.  Such additional years of Benefit Service shall be determined in the same manner as additional years of Vesting Service (as defined in the Pension Plan) credited to such Participant under the Pension Plan after December 31, 2008.

V.    Plan Article III is amended to add the following new subsection to the end thereof:

3.6   Freezing Benefit Service.  Pursuant to the amendments made to the Pension Plan, no additional imputed Benefit Service shall be credited pursuant to Plan section 3.5 after December 31, 2008.

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To record the adoption, the Company has caused this Amendment to be signed on the 21st  day of October, 2008.

CARMAX, INC.

/s/ Keith D. Browning
Keith D. Browning
Executive Vice President and
Chief Financial Officer